UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 2, 2020 the Company received a letter from Nasdaq stating that the Company no longer complies with Nasdaq Listing Rules because it did not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 10-K”) by the due date, March 30, 2020. The letter also stated that the Company has 60 calendar days to submit a plan to regain compliance and, if the plan is accepted by Nasdaq, Nasdaq can grant an exception of up to 180 calendar days from the due date, or until September 28, 2020, to regain compliance.

The Company previously filed a Form 8-K on April 1, 2020 (the “Extension 8-K”) disclosing its inability to timely file the 2019 10-K by the original deadline of March 30, 2020 due to circumstances related to COVID-19 and seeking to rely on the SEC order dated March 4, 2020 (Release No. 34-88318) (the “SEC Order”) to extend the due date for the filing of its 2019 10-K until May 14, 2020 (45 days after the original due date). However, due to personnel change and other technical issues, the Extension 8-K was filed two days after the March 30, 2020 deadline for automatic extension under the SEC Order, and thus was not effective to obtain the automatic extension.

The Company will continue to work diligently and aim to file the 2019 10-K by May 14, 2020 and regain compliance within the timeframe provided by Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: April 07, 2020	/s/ Adam He
Adam He, Interim Chief Executive Officer and Chief Financial Officer